                                                                   EXHIBIT 2.1

STOCK PURCHASE AGREEMENT


DATED AS OF JANUARY 15, 1997

BY AND AMONG


                          ANGELES ACQUISITION COMPANY
                             A DELAWARE CORPORATION

AS BUYER


AND

ANGELES METAL TRIM COMPANIES

DBA

ANGELES METAL SYSTEMS, INC.

AND

CALIFORNIA BUILDING SYSTEMS INC.
--------------------------------------------------------------------------------

ARTICLE I SALE OF ASSETS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

1.01     Sale and Purchase of Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         --------------------------

1.02     Payment of Purchase Price for the Shares.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         -----------------------------------------

1.03     Down Payment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         ------------

ARTICLE II THE CLOSING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2

Section 2.1.  Time and Place of Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
---------------------------------------

Section 2.2.  Sellers' Particular Closing Deliveries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
----------------------------------------------------

ARTICLE III WARRANTIES AND REPRESENTATIONS OF SELLERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4

3.1.  Organization and Standing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
      -------------------------

3.2.  Title to the Shares.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
      -------------------

3.3.  Authorization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
      -------------

3.4.  Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
      ------------

3.5   Minute Books  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
      ------------

3.6   Capitalization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
      --------------

3.7.  Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
      --------------------

3.8.  Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
     ------------

3.9      Litigation and Bankruptcy Proceedings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         -------------------------------------

3.10     Title  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         -----

3.11     Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         -----

3.12.  No Violations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
       -------------

3.13.  Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
       -----

3.14.  Contracts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
       ---------

3.15.  Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
       ---------
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                                       ii
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
3.16.  Shareholders, Directors and Officers; Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . . .  11
       --------------------------------------------------

3.17    Inventory . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
        ---------

3.18.  Accounts Receivable  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
       -------------------

3.19.  Assets Necessary to Business . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
       ----------------------------

3.20.  Business of Companies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
       ---------------------

3.21.  Compliance with Other Instruments and Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
       ------------------------------------------

3.22.  Labor Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
       -------------

3.23.  Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
       ----------

3.24.  Customers and Suppliers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
       -----------------------

3.25.  Environmental Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
       ---------------------

3.26.  Employee Benefit Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
       ----------------------

3.27.  No Other Agreements to Sell the Assets of the Business or the Shares or Other Capital
       --------------------------------------------------------------------------------------
          Stock of the Companies   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
         -----------------------

3.28.  Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
       --------

3.29.  Real Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
       -------------

3.30.  Real Property Leases . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
       --------------------

3.31.  Utilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
       ---------

3.32.  Licenses, Permits and Approvals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
       -------------------------------

3.33     True Copies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         -----------

3.34     Intellectual Properties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         -----------------------

3.35     Broker's or Finder's Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         -------------------------

3.36     Books and Records  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         -----------------

3.37     No Material Change . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         ------------------

3.38     Absence of Change of Event . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         --------------------------




                                      iii
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
ARTICLE IV REPRESENTATIONS OF BUYER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26

4.1      Existence and Good Standing of Buyer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         ------------------------------------

4.2      No Restrictions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         ---------------

4.3      Financing Arrangements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         ----------------------

4.4      Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         ----------

ARTICLE V FURTHER AGREEMENTS OF THE SELLERS AND CONDUCT OF BUSINESS . . . . . . . . . . . . . . . . . . . . .  27

5.1.  Satisfaction of Conditions by the Sellers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
      -----------------------------------------

5.2      Updating of Exhibits, Schedules, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         ------------------------------------

5.3      Further Assurances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         ------------------

5.4      Consents and Efforts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         --------------------

5.5      Employee Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         ----------------

5.6      Notification of Certain Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         -------------------------------

5.7      Conduct of Business of the Companies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         ------------------------------------

5.8      Review of the Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         ---------------------

5.9      Confidentiality  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         ---------------

5.10     Best Efforts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         ------------

5.11     Pay Off of Cable Note  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         ---------------------

5.12     Scheduled Leases and Entering Into Leases  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         -----------------------------------------

5.14     Period Prior to Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         -----------------------

5.15      Resignations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
          ------------

ARTICLE VI CONDITIONS TO BUYER'S OBLIGATIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31

6.1      Cable Non-Compete  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         -----------------

6.2      Shareholder Note Satisfied . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         --------------------------
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
6.3      A Non-Competition Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         ---------------------------

6.4      A Consulting Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         ----------------------

6.5      Opinion of Sellers' Counsel  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         ---------------------------

6.6      No Material Adverse Change . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         --------------------------

6.7      Truth of Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         ---------------------------------------

6.8      Performance of Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         -------------------------

6.9      No Injunction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         -------------

6.10      No Other Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
          -------------------

6.11     Stock Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         ------------------

6.12     Transfer Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         ------------------

6.13     Third Party Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         ----------------------

6.14     Other Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         ---------------

6.15     Resolutions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         -----------

6.16     Risk of Loss . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         ------------

ARTICLE VII CONDITIONS TO SELLERS' OBLIGATIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33

7.1      Opinions of Buyer's Counsel  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         ---------------------------

7.2      Truth of Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         ---------------------------------------

7.3      Performance of Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         -------------------------

7.4      No Injunction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         -------------

7.5      Consents and Approvals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         ----------------------

ARTICLE VIII SURVIVAL OF REPRESENTATIONS;EVENTS OF TERMINATION  . . . . . . . . . . . . . . . . . . . . . . .  34

8.1      Survival of Representations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         ---------------------------

8.2      Events of Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         ---------------------

8.3      Materiality of Actions Hereunder . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         --------------------------------
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                                       v
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
ARTICLE IX INDEMNIFICATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35

9.1      Indemnification by Cable and the Companies . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         ------------------------------------------

9.2      Notice . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         ------

9.3      Defense of Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         -----------------

9.4      Cooperation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         -----------

9.5      Right to Participate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         --------------------

ARTICLE X MISCELLANEOUS....................................................................................... 37

10.1     Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         --------

10.2     Transfer Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         --------------

10.3     Notification.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         ------------

10.4     Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         -------------

10.5     "Person" Defined . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         ----------------

10.6     Captions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         --------

10.7     Publicity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         ---------

10.8     Third Party Beneficiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         -------------------------

10.9     Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         -------

10.10    Parties in Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         -------------------

10.11    Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         ------------

10.12    Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         ----------------

10.13    Amendments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         ----------

10.14    Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         ------------

10.15    Liquidated Damages . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         ------------------

                            STOCK PURCHASE AGREEMENT


         STOCK PURCHASE AGREEMENT (this "Agreement") dated as of January 15, 1997, by and among ANGELES ACQUISITION CO., a Delaware company ("Buyer"); ANGELES METAL TRIM CO., INC., dba Angeles Metal Systems, Inc., ("Angeles") a California corporation, and all of its wholly owned subsidiaries including but not limited to CALIFORNIA BUILDING SYSTEMS, a Nevada Corporation ("CBS"), the "Shareholders" listed on Schedule 1.0 attached hereto and D. Kingston Cable ("Cable") an individual having an address of ___________ , hereinafter Angeles and its subsidiaries are collectively referred to as the "Companies" and together with the Shareholders are referred to as the "Sellers".


                                  WITNESSETH:


         WHEREAS, Sellers own all of the outstanding stock of the Companies (the "Shares"); and

         WHEREAS, Sellers desire to sell, and Buyer desires to purchase, all of the Shares of the Companies and to assume certain liabilities of the Companies as set forth in this Agreement;

         WHEREAS, Angeles has executed a letter of intent dated October 17, 1996, (the "Letter of Intent") which sets forth certain terms and conditions to be included in this Agreement and which contemplated the entering into of this Agreement; the Letter of Intent shall be deemed superceded by this Agreement; and

         WHEREAS, it is the intention of the parties hereto that, upon consummation of the purchase and sale of the Shares pursuant to this Agreement, Buyer shall own all of the Shares of the Companies;

         NOW, THEREFORE, in consideration of the mutual covenants contained herein and intending to be legally bound hereby, Sellers and Buyer hereby agree as follows:

                                   ARTICLE I

                           PURCHASE AND SALE OF STOCK


         1.1 Sale and Purchase of Stock. At the Closing (defined hereinbelow), subject to the terms and conditions of this Agreement, and in reliance upon the representations, warranties and agreements contained in this Agreement, the Sellers will convey, assign and deliver to the Buyer, and the Buyer will purchase and acquire from the Sellers, the Shares.

         1.2 Payment of Purchase Price for the Shares. The Purchase Price for the sale and transfer of the Shares by Sellers to Buyer is hereby agreed to be Three Million Four Hundred Fifty Thousand Dollars ($3,450,000) to be paid in cash in full at the Closing.

                                   ARTICLE II

                                  THE CLOSING


         Section 2.1. Time and Place of Closing. The "Closing" shall mean the time at which the Sellers consummate the sale of the Shares owned by them to the Buyer, by delivery of the documents referred to in this Article II, and as otherwise required by this Agreement, against the delivery by the Buyer of the payment provided for in Section 1.02, after the satisfaction (or a duly executed waiver thereof) of the conditions set forth in Articles V and VI hereof. Time is of the essence in this transaction, the closing of the sale and purchase of the Shares (the "Closing") shall take place at 10:00 A.M. at the offices of Harrington, Foxx, Dubrow & Cantor, within (15) days of the execution of this Agreement and in any event on or before January 15, 1997.

         Section 2.2. Sellers' Particular Closing Deliveries. At the Closing, the Sellers shall deliver to the Buyer the following instruments in form and substance satisfactory to the Buyer and its counsel, against delivery of the items specified in Section 2.2 hereof:

         (a) Certificates evidencing all of the Shares, free and clear of any claim, lien, pledge, option, charge, security interest, encumbrance or other right of third parties of any nature whatsoever, duly endorsed in blank for transfer or accompanied by stock powers duly executed in blank, together with evidence of the payment of any applicable stock transfer taxes;

         (b) The Certificates of Incorporation of Angeles and its subsidiary CBS and any other subsidiary of Angeles at the date of Closing, certified by the respective appropriate officials of each state of organization, and the by-laws of each certified by their respective Secretary and a certificate of good standing of each of the Companies dated within thirty (30) days of the Closing;

         (c) All required Shareholder and Board of Director consents, approvals and resignations, as more fully described herein below;

         (d) All required consents, approvals, and documentation of satisfaction or release of liens of creditors or lenders to the Sellers including but not limited to: (a) the satisfaction and release of lien of Bank of America of all indebtedness owed to it, (b) the statement of satisfaction of the principal shareholder of Angeles verifying that the notes from Angeles to the principal shareholder in an amount not to exceed Two Hundred Eighty Five Thousand Dollars ($285,000.00) have been paid and all the indebtedness from the Companies to any shareholder has been canceled;

         (e) Copies of all UCC-3 Termination Statements and Discharges of Mortgages or Leasehold Mortgages, if any, which evidence the termination of any and all liens and encumbrances affecting the Business Assets;

         (f) All required consents, waivers or agreements of third parties to Leases or Scheduled Leases (as defined hereinbelow), contracts agreements, commitments or other undertakings comprising a part of the assets used in the Business, if any, in form and substance satisfactory to the Buyer and its counsel, necessary to permit the operation of the Business as currently conducted;

         (h) All of the certificates, documents, contracts, assignments, opinions, resignations, records, schedules and other exhibits required pursuant to this Agreement.

         (i) Any other documents or instruments of conveyance and transfer as the Buyer may reasonably request for the purpose of assigning, transferring, granting and conveying the Shares to the Buyer.

         Section 2.3. Buyer's Particular Closing Deliveries. At the Closing, in addition to any other documents specifically required to be delivered pursuant to this Agreement, the Buyer shall:

         (a) pay the Purchase Price set forth in Section 1.02 hereof; the same shall be paid to the Trust Account of Harrington, Foxx, Dubrow and Canter for the benefit of the Shareholders.

         (b) deliver to the Sellers a certificate of the Buyer as to the accuracy of its representations and warranties contained in this Agreement and as to its compliance with and fulfillment of all covenants, agreements, obligations and conditions required by this Agreement;

         (c) deliver to the Sellers a certificate of good standing from the Buyer from its jurisdiction of incorporation dated within thirty (30) days of the Closing;

         (d) deliver to the Sellers certified copies of the resolutions of the Board of Directors of the Buyer authorizing the execution and delivery of this Agreement and the transactions contemplated hereby; and

         (e) deliver to the Sellers such further certificates, records, exhibits, opinions and documents as shall be reasonably requested by the Sellers.


                                  ARTICLE III

                   WARRANTIES AND REPRESENTATIONS OF SELLERS


         CABLE REPRESENTS AND WARRANTS TO THE BUYER THAT THE FOLLOWING REPRESENTATIONS AND WARRANTIES CONTAINED IN PARAGRAPHS 3.1 THROUGH 3.5 INCLUSIVE ARE AS OF THE DATE HEREOF, AND WILL BE AS OF THE CLOSING, TRUE AND
CORRECT:

         3.1. Organization and Standing.

                 The Companies are corporations duly organized and validly existing under the laws of their respective states of organization and are in good standing under such laws. Each of the Companies have the requisite corporate power, to own the properties owned by it and to conduct its business as currently being conducted by it. Each of the Companies is qualified to do business as foreign corporations in the jurisdictions in which it is required to be so qualified by virtue of the nature of the business conducted by it or the ownership or leasing of property by it makes such qualification necessary. The Companies have furnished to the Buyer true and correct and complete copies of the Articles of Incorporation and By-Laws, and all amendments to each to date of each Company.

         3.2. Title to the Shares. Cable owns beneficially and of record, free and clear of any liens, encumbrances, options, rights of others, or restrictions on transferability and has full power and authority to convey free and clear of any lien or other encumbrance, all of Shares owned by Cable, the ownership of which is set forth on Schedule 3.2 hereto, and, upon delivery of the Shares owned by Cable, the Buyer will acquire good, valid and marketable title thereto free and clear of any lien or other encumbrance.

         3.3. Authorization. This Agreement is a valid and binding obligation of each of the Companies and Cable and is enforceable in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general application affecting enforcement of creditors' rights generally. The execution, delivery and performance by each of the Companies of this Agreement and compliance therewith and the issuance and sale of the Shares will not result in any violation of and will not conflict with, or result in a breach of any of the terms of, or constitute a default under, (a) any provisions of State or Federal law to which any of the Companies are subject, (b) any of the Companies' articles of incorporation, as amended, by-laws, as amended, or any mortgage, indenture, agreement, instrument, judgment, decree, order, rule or regulation or other restriction to which Cable or any of the Companies is a party or by which they are bound, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of Cable or any of the Companies pursuant to any such term, or result in the creation of any shareholder dissent rights or appraisal rights. No shareholder of any of the Companies has any pre-emptive rights or appraisal rights of first refusal by reason of the sale of the Shares which has not been waived. The Shares owned by Cable, when sold in compliance with the provisions of this Agreement, will be validly issued, fully paid and non-assessable.

         3.4. Subsidiaries. Other than CBS, Angeles has no subsidiaries and does not own of record or beneficially any capital stock or equity interest or investment in any corporation, association or business entity.

         3.5. Minute Books. The minute books of each Companies contain a complete summary of all meetings of the Directors and Shareholders of the Companies since the time of incorporation or formation and reflect all transactions referred to in such minutes accurately in all material respects. All actions taken by the Companies requiring action by their Boards of Directors or shareholders or Partners, as appropriate, have been duly authorized or ratified as necessary and are evidenced in the minute books of the Companies.

                 CABLE REPRESENTS AND WARRANTS TO THE BUYER ONLY TO THE BEST OF HIS CURRENT KNOWLEDGE THAT THE REPRESENTATIONS AND WARRANTIES CONTAINED IN PARAGRAPHS 3.6 THROUGH 3.59 INCLUSIVE ARE AS OF THE DATE HEREOF AND WILL BE AS OF THE CLOSING, TRUE AND CORRECT.

         3.6. Capitalization. The capitalization of each Companies is set forth on Schedule 3.6 hereto. All the Companies' issued and outstanding shares of capital stock are duly authorized and validly issued, are fully paid and non-assessable and were issued, sold and delivered by such Companies in compliance with applicable Federal and state securities laws. In addition,
Schedule 3.6 hereto sets forth all outstanding pre-emptive, conversion and other rights, options, warrants and agreements granted or issued by or binding upon each Companies for the purchase or acquisition of any Shares, or partnership interests, as appropriate, of its capital stock or partnership interests, respectively. Schedule 3.6 hereto also sets forth as to each security, right, option, warrant and agreement listed thereon the date of acquisition by the owner thereof. Except as set forth on Schedule 3.6, there is not outstanding any subscriptions, calls, commitments, warrants, options or other agreements for the purchase of shares of any capital stock or other securities of the Companies or any securities or agreements convertible into or exchangeable for shares of capital stock or other securities, or partnership interests, as appropriate, issued by the Companies, or any other commitments of any kind for the issuance of any additional shares of capital stock or other securities, or partnership interests, as appropriate, issued by any of the Companies. Neither Cable nor the Companies are subject to any voting trusts, shareholders agreements, or other agreements pertaining to the voting or disposition of such securities.

         3.7 Financial Statements. (a) Cable has furnished Buyer with reviewed balance sheets of the Companies (the "Reference Balance Sheet") as at December 31, 1995 (the "Balance Sheet Date"), 1994, and 1993, respectively, and the related statements, of income and cash flows for the periods then ended, accompanied by the report of Grant Thornton. Such Reference Balance Sheet, attached hereto as Schedule 3.7, including the footnotes thereto, except as indicated therein, have been prepared as set forth in the report of the auditors which is a part of the same and are substantially complete and correct in all material respects and fairly present in all material respects the financial condition and results of the operations of the Companies and the changes in its financial position at such dates and for such periods and show all material liabilities absolute or contingent of the Companies. Notwithstanding anything in this Agreement to the contrary, Sellers, to the best of their knowledge, make no representations or warranties to Buyer as to the adequacy or sufficiency of any reserves set forth in such Reference Balance Sheet.

                 (b) A physical inventory will be taken under the supervision of Grant Thornton, a certified public accountant, as of November 30th, 1996 and a copy of the same together with the unaudited internally prepared financial statements for the period ending November 30, 1996 will be furnished to the Buyer prior to the Closing.

                 (c) There are no liabilities, debts, obligations or claims against the Companies which could have, with respect to any party, a Material Adverse Effect or Material Adverse Change (as defined below), on the financial condition, assets, liabilities, results of operations or business of Angeles, CBS or any other subsidiary which is party to this transaction, except:

                 3.7.1(a) as and to the extent reflected or reserved against on the Reference Balance Sheet; and

                 3.7.2(b) as incurred since Reference Balance Sheet Date, in the ordinary course of business consistent with prior practice.

                 3.7.3(c) Buyer hereby acknowledges, warrants and represents that CBS will be a wholly owned subsidiary of Angeles upon Closing, and such ownership will be so reflected on Balance Sheet of Angeles.

         3.8. Liabilities. Each of the Companies has no liabilities or obligations (absolute, accrued, contingent or otherwise) except (i) liabilities that are reflected and reserved against on the unaudited balance sheet of the Companies dated November 30, 1996 , that have not been paid or discharged since the date thereof and (ii) liabilities incurred since November 30, 1996 in the ordinary course of business consistent with past practice and in accordance with this Agreement (none of which relates to any breach of contract, breach of warranty, tort, infringement or violation of any law or arose out of any complaint, action, suit or proceeding and none of which individually or in the aggregate could have material adverse effect (financial or otherwise) on the property, liabilities, reserves, working capital, earnings, technologies, prospects or relations with customers, suppliers, distributors or employees of the Companies).

         3.9. Litigation and Bankruptcy Proceedings. (a) Except as set forth on Schedule 3.9 attached hereto there is neither pending nor threatened any action, suit, proceeding or claim, or any basis therefore or threat thereof, whether or not purportedly on behalf of the Companies, to which the Companies, is or may be named as a party or to which its property is or may be subject, or after due inquiry, against any officer, principal shareholder or partner of the Companies and in which an unfavorable outcome, ruling or finding in any such matter or for all such matters taken as a whole might have a Material Adverse Effect on the condition, financial or otherwise, prospects or operations or any Companies; and the Companies have no knowledge of any unasserted claim, the assertion of which is likely and which, if asserted, will seek damages, an injunction or other legal, equitable, monetary or nonmonetary relief which claim individually or collectively with other such unasserted claims if granted would have a material adverse effect on the condition, financial or otherwise, prospects or operations of any Companies and none of the Companies are a party to any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation which the Companies currently intend to initiate.

                 (b) None of the Companies has admitted in writing their inability to pay its debts generally as they become due, filed or consented to the filing against it of a petition in bankruptcy or a petition to take advantage of any insolvency act, made an assignment for the benefit of creditors, consented to the appointment of a receiver for itself or for the whole or any substantial part of its property, or had a petition in bankruptcy filed against it, been adjudicated a bankrupt, or filed a petition or answer seeking reorganization or arrangement under the Federal bankruptcy laws or any other law or statute of the United States of America or any other jurisdiction.

                 (c) Schedule 3.9 sets forth all legal actions, which have not been completely determined with respect to every issue, so as to render a decree or judgment res judicata ("Final Determination '), asserted or, to Cable's best knowledge, threatened against the Company in respect of personal injury, wrongful death or property damage alleged to have resulted from products or services provided by the Companies, together with a description of each such claim or action initiated with respect thereto and the disposition thereof for the past three years. Schedule 3.9 sets forth all products warrantee claims, actions or proceedings for which a Final Determination has not been made and the Companies warranty and limitations of warranty used by the Company in connection with the products or services provided by the Companies. Cable further warrants and represents that the Companies have not experienced product recall or warranty claims in excess of 5% of aggregate gross sales for any of the past five years.

         3.10 Title . Schedule 3.10 identifies all real and personal property with a book value or replacement cost in excess of $25,000.00 owned or leased by any Companies which together with the intellectual property set forth
on Schedule 3.34 comprise the "Business Assets".   The Companies own free and
clear of any encumbrances or, as set forth on Schedule 3.10, leases or has the right to use, the assets set forth on Schedule 3.10 except for encumbrances specifically identified on Schedule 3.10. Each of the Companies owns all assets reasonably necessary for the conduct of its business as presently conducted. Such assets are free from substantial defects, have been maintained in accordance with normal industry practice, are in good operating condition and repair (except for ordinary wear and tear). For purposes of this Section 3.10, "encumbrances" shall mean any claim, lien, pledge, option, charge, easement, security interest, right-of-way, encumbrance or other right of third parties.

         3.11 Liens. The Companies have good title to all their Business Assets subject to no encumbrance, lien, charge or other restriction of any kind or character, except for (a) liens reflected in the Reference Balance Sheet or on Schedule 3.11 attached hereto, (b) liens arising by operation of law, (c) liens for current taxes, assessments or governmental charges or levies on property not yet due and delinquent and (d) liens which do not materially affect the operation of the business of the Company (the "Encumbrances") (liens of the type described in clauses (a) through (e) above, inclusive, are hereinafter sometimes referred to as "Permitted Liens"). Except as set forth in
Schedule 3.11, the Company's Business Assets are in reasonably good working order and condition in the aggregate, ordinary wear and tear excepted. Pursuant to its good title, Angeles has full power to transfer the Business Assets free and clear of any and all liens, encumbrances, security interests, equities, options, claims, charges, and restrictions, other than the Permitted Liens. Business Assets include all of the assets reflected in the Companies' financial statements and as otherwise described in the Schedules to this Agreement, except the cars used by Cable, Cable's life insurance policies and other Cable personalty all as scheduled on Schedule 3.11 attached hereto all of which will be transferred to Cable at the closing.

         3.12 No Violations. Except as set forth in Schedule 3.12 attached hereto, and the execution and delivery of this Agreement by Cable and the consummation of the transactions contemplated hereby (a) will not violate any provision of the Articles of Incorporation or By-Laws of the Company, (b) will not violate any statute, rule, regulation, order or decree of any public body or authority by which the Companies are bound or binding upon any of its properties or assets and (c) will not result in a violation or breach of or constitute a default under, any material license, franchise, permit, indenture, agreement or other instrument to which the Companies are a party, or by which the Companies or any of its assets or properties are bound, excluding from the foregoing clauses (b) and (c) violations, breaches or defaults which, either individually or in the aggregate, would not have a Material Adverse Effect (as defined in below) on the businesses, financial conditions or results of operations of the Companies.

         3.13. Taxes. Each of the Companies has filed or will file within the time prescribed by law (including extensions of time approved by the appropriate taxing authority) all tax returns and reports required to be filed with the United States Internal Revenue Service and with the State of California and with all other jurisdictions where such filing is required by law; and the Companies have paid, or have made adequate provision in the Companies' financial statements for the payment of, all taxes, interest, penalties, assessments or deficiencies shown to be due or claimed to be due on or in respect of such tax returns and reports. The Companies know, after diligent inquiry, of (i) no other tax returns or reports which are required to be filed which have not been so filed and (ii) no unpaid assessment for additional taxes for any fiscal period or any basis therefor. The Companies' Federal income tax returns have not, to the best of their knowledge and belief, been audited by the Internal Revenue Service in the last three years.

         3.14. Contracts. Except for Contracts (as hereinafter defined) listed on Schedule 3.14, the Companies are not a party to, or bound by, any contract of any kind to be performed after the Closing with any Personnel relating to employment or otherwise with or other affiliates of the Companies or any agreement or contract limiting the freedom of the Companies to engage in any line of business or to compete with any other person. To the best of Cable's knowledge, there is no default by any party to any such Contract, which default could have a Material Adverse Effect on any of the Companies' business, prospects or financial condition. Schedule 3.14 lists the following Contracts, agreements and other written arrangements to which the Companies are a party:

                                  (i)   any written arrangements (or group
                          of related written arrangements) for the lease of personal property providing for lease payments;

                                  (ii)  any written arrangement (or group of
                          related written arrangements) for the purchase or sale of raw materials, commodities, supplies, products or other property or for the furnishing or receipt of services, including, without limitation, any customer or vendor contracts;

                                  (iii) any written arrangement (or group of
                          related written arrangements) concerning a partnership or joint venture with any other person;

                                  (iv)  any written arrangement (or group
                          of related written arrangements) under which it has created, incurred, assumed or guaranteed (or may create, incur, assume or guarantee) indebtedness (including capitalized lease obligations) or under which it has imposed (or may impose) a security interest or lien on any of its assets, tangible or intangible;

                                  (v)   any written arrangement (or group
                          of related written arrangements) concerning confidentiality or non-competition arrangements;

                                  (vi)  any written arrangement (or group
                          of related written arrangements) involving another Company;

                                  (vii) any employee compensation, incentive
                          or stock plan of such Companies and any written arrangement with any of its directors, officers, shareholders or employees in the nature of a collective bargaining agreement, employment agreement or severance agreement;

                                  (viii) any written arrangement with any of
                          its directors, officers, shareholders or employees or any member of any such person's immediate family (x) providing for the furnishing of material services by,
                          (y) providing for the rental of material real or personal property from, or (z) otherwise requiring material payments to (other than for service as officers, directors or employees of the Companies), any such person or any corporation, partnership, trust or other entity in which any such person has a substantial interest as a shareholder, officer, director, trustee or partner;

                                  (ix)  any other written arrangement (or
                          group of related written arrangements) under which the consequences of a default or termination could have a material adverse effect on the business, prospects or financial condition of the Companies;

                                  (x)   any other written arrangement (or
                          group of related written arrangements);

                                  (xi)   any written agreement concerning any
                          Intellectual Property Rights of the Companies; and

The Companies have delivered to the Buyer a correct and complete copy of each written arrangement listed under the name of the Companies in Schedule 3.14. With respect to each written arrangement listed, (A) the written arrangement is legal, valid, binding, enforceable and in full force and effect; (B) the written arrangement will continue to be legal, valid binding, enforceable and in full force and effect on identical terms following the Closing; (C) no party is in breach or default, and no event has occurred which with notice or lapse of time could constitute a breach or default or permit termination, modification or acceleration, under the written arrangement and (D) no party has repudiated any term of the written arrangement.

         3.15 Insurance. All policies of fire, liability, workmen's compensation, products liability, and other policies of insurance maintained by the Companies, are listed in Schedule 3.15 hereto (the "Policies") and are valid, outstanding, and enforceable policies; which provide certain insurance coverage for the property, assets, and operations of the Companies. The Policies are in full force and effect as of the date hereof and will remain in effect through the respective dates set forth in Schedule 3.15;. All documentation and correspondence for the past three years concerning the Policies including loss history, matters in controversy and all calculations concerning retro-adjustments, if any, have been made available to Buyer.

         3.16. Shareholders, Directors and Officers; Indebtedness. Set forth on Schedule 3.16 hereof is a correct and complete list or description of all indebtedness of any Companies' officers, directors, shareholders or partners or any of their respective spouses or relatives and of all indebtedness of such persons to any of the Companies. None of the officers or directors or significant employees or consultants of any of the Companies or their respective spouses or relatives, owns directly or indirectly, individually or collectively, a material interest in any entity which is a competitor, customer or supplier of (or has any existing contractual relationship with) the Companies.

         3.17. Inventory. The values at which the inventories of the Companies are shown on the financial statements have been determined in accordance with the normal valuation policy of the Companies, consistently applied. All inventory of each of the Companies, whether reflected in the Financial Statements or otherwise, consists of a quality and quantity usable and saleable in the ordinary course of business except for items of obsolete materials and materials of below standard quality, all of which have been written down in the Financial Statements to realizable market value or for which reasonably adequate reserves have been provided therein. Except as specifically indicated in the Financial Statements, the present quantities of all inventory of the Companies are reasonable and warranted in the present circumstances of the business of the Companies.

         3.18 Accounts Receivable. The accounts receivable appearing on the Reference Balance Sheet and all accounts receivable created since that date through the Closing represent and will represent valid obligations (subject to the effects of bankruptcy, insolvency, reorganization or other similar laws affecting the rights of creditors generally) owing to the Companies and are bona fide, subject to the reserve for doubtful accounts appearing on the Reference Balance Sheet and which reserve may be adjusted for the passage of time through the Closing in accordance with the past custom and practice of the Companies.

         3.19. Assets Necessary to Business. The Companies own or lease all properties and assets, real, personal, and mixed, tangible and intangible, and are a party to all licenses and other agreements necessary to permit it to carry on its business. All plants, structures, and equipment are structurally sound with no known substantial defects and in reasonably good operating condition and repair, and none of the Companies have received any written notification that there is any violation of any building, zoning, environmental or other law, ordinance, or regulation in respect to such property plants, or structures, and to the best of their knowledge no such violation exists.

         3.20. Business of Companies. There is no pending claim or litigation against or affecting the Companies relating to the operation of the business of the Companies as currently operated or relating to or otherwise affecting or contesting its right to: render or provide any services; to produce, manufacture, sell, license or use any product, process, method, substance, part or other material presently produced, manufactured, sold or used by the Companies in connection with its business; and the Companies have no knowledge or belief that (i) there exists, or there is pending or planned, any patent, invention, device, software application or principle, or any statute, rule, law, regulation, standard or code, including, without limitation, any regulations, rules or interpretive position of the Agencies, which would materially adversely affect the condition, financial or otherwise, prospects or the operations of the Companies; or (ii) there is any other factor (other than fire, flood, accident, act of war or civil commotion, market and competitive factors or any other cause or event beyond the control of the Companies) which may materially adversely affect the condition, financial or otherwise, or the operations of any of the Companies and none of the Companies is in default with respect to any judgment, order, writ, injunction or decree of any court or governmental agency and there are no unsatisfied judgments against the Companies or the business of the Companies.

         3.21. Compliance with Other Instruments and Laws. (a) None of the Companies are in violation of any term of its Articles of Incorporation, as amended, By-Laws as amended, or Partnership Agreement, as amended. None of the Companies is in violation of any term of any mortgage, indenture, contract, agreement, instrument, judgment, decree, order, statute, rule or regulation to which it is subject.

                          (b)     The Companies are as of a date hereof and
will be as of the Closing, in compliance with all laws, municipal by-laws, regulations, rules, orders, judgments, decrees and other requirements and policies imposed by any governmental authority applicable to it, its properties or the operation of its businesses. Without limiting the generality of the foregoing, the Companies are as of the date hereof, and will be as of the Closing in substantial compliance with:

                                  (i) all laws relating to the protection of human health and safety, including, without limitation, the Occupational Safety and Health Act of 1970, as amended, and all regulations and standards issued thereunder by the Secretary of Labor or the Occupational Safety and Health Administrator or other governmental agency or authority acting at any time thereunder;

                                  (ii)  all laws relating to protection of the
                          environment, including, without limitation, the Resource Conservation and Recovery Act ("RCRA") and the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA") and ISRA;

                                  (iii)  all laws relating to equal employment
                          opportunity; and

                                  (iv)   all zoning, building and other laws,
                          ordinances, rules, regulations, plans and directives of governmental authorities, Boards of Fire Underwriters and other entities having jurisdiction, as well as all recorded restrictions and covenants.

Cable has no actual knowledge and has received no notice or citation for noncompliance with any of the foregoing, and of the date hereof and as of the Closing there exists no condition, situation or circumstance, which would constitute any substantial noncompliance.

         3.22. Labor Matters. The Companies are not a party to any labor agreement with respect to its employees with any labor organization, group or association. The Companies have not within the past three years experienced any attempt by organized labor or its representatives to make the Companies conform to demands or organized labor relating to its employees or to enter into a binding agreement with organized labor that would cover the employees of the Companies. The Companies are in material compliance with all applicable laws respecting employment practices, terms and conditions of employment and wages and hours and is not and has not engaged in any unfair labor practice. There is no unfair labor practice charge or complaint against the Companies pending before the National Labor Relations Board or any other governmental agency arising out of the Companies's activities, and the

Companies have no knowledge of any facts or information that would give rise thereto; there is no labor strike or labor disturbance pending or threatened against the Companies nor is any grievance currently being asserted; and the Companies have never experienced a work stoppage or other labor difficulty.

         3.23. Disclosure. This Agreement, the Exhibits and Schedules hereto, the Financial Statements furnished to the Buyer or any third party by or on behalf of Cable or any Companies in connection with the transactions contemplated hereby, do not contain any untrue statement of a material fact and do not omit to state a material fact necessary in order to make the statements contained therein or herein not misleading in the light of the circumstances under which they were made. There is no fact or circumstance which Materially Adversely Affects (so far as any of the Sellers can now reasonably foresee) Materially Adversely Affect the assets, business, operations of the Companies which have not been disclosed in writing to the Buyer.

         3.24. Customers and Suppliers. Schedule 3.24 contains a substantially complete and accurate list of (i) all customers of the Companies during the Companies' last fiscal year, showing the approximate total sales by the Companies to each such customer during such fiscal year; (ii) all suppliers of the Companies from whom the Companies' last fiscal year, showing the approximate total purchases by the Companies from each such supplier during such fiscal year; and (iii) prospective customers of the companies for which a proposal or other presentation has been made or for which the Companies have a reasonable likelihood of selling or otherwise licensing any of its products.

         3.25. Environmental Matters. (a) Except as set forth on Schedule 3.25, Cable represents and warrants that:

                 (b) All underground storage tanks have been removed from the Cable Premises. Buyer has been afforded an opportunity to review and make copies of all documentation with respect to the removal of any underground storage tanks on the Cable Premises.

                 (c) Cable has received no actual written notification of any investigation regarding any disposal, release or threatened release at any of the Cable Premises of any Hazardous substances stored, generated or transported by the Companies.

                 (d) Cable has advised Buyer that the Companies in the ordinary course of their business utilize petroleum products and generate waste water in the manufacturing process at the Cable Premises in accordance with applicable governmental permits issued therefore.

                 (e) Except as set forth on Schedule 3.25, there are no PCBs or asbestos located at or on the Cable Premises or any other owned or leased property of the Companies.

                 (f) No environmental lien has attached to the Premises or any real property owned or leased the Companies.

                          (i)     Definitions.

                                  (i)       For purposes of this Agreement,
                          "Environmental Laws" shall mean all federal, state, district, local, and foreign laws, all rules or regulations promulgated thereunder, and all orders, consent orders, judgments, notices, permits, or demand letters issued, promulgated, or entered pursuant thereto, relating to pollution or protection of the environment (including without limitation ambient air, surface water, ground water, land surface, or subsurface strata), including without limitation (i) laws relating to emissions, discharges, releases, or threatened releases of pollutants, contaminants, chemicals, materials, wastes or other substances into the environment and
                          (ii) laws relating to the identification, generation, manufacture, processing, distribution, use, treatment, storage, disposal, recovery, transport, or other handling of pollutants, contaminants, chemicals, industrial materials, wastes, or other substances. Environmental Laws shall include without limitation the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Toxic Substances Control Act, as amended, the Hazardous Materials Transportation Act, as amended, the Resource Conservation and Recovery Act, as amended, the Clean Water Act, as amended, the Safe Drinking Water Act, as amended, the Clean Air Act, as amended, the Atomic Energy Act of 1954, as amended, the Occupational Safety and Health Act, as amended, and all analogous laws promulgated or issued by any sate or other governmental authority.

                                  (ii)       For purposes of this Agreement,
                          "Environmental Claims" shall mean all notice of violations, liens, claims, demands, suits, or causes of action or any damage, including without limitation, personal injury, property damage (including any depreciation of property values), lost use of property, or consequential damages, arising directly or indirectly out of Environmental Conditions or Environmental Laws. By way of example only, Environmental Claims include (i) violations of or obligations under any contract between the Companies and any other person, (ii) actual or threatened damages to natural resources, (iii) claims for nuisance or its statutory equivalent, (iv) claims for the recovery of response costs, or administrative or judicial orders directing the performance of investigations, response or remedial actions under any Environmental Laws, (v) a requirement to implement "corrective action" pursuant to any order or permit issued pursuant to the Resource Conservation and Recovery Act, as amended or similar provisions of applicable state law, (vi) claims for restitution, contribution, or indemnity, (vii) fines, penalties, or liens of any kind against property,
                          (viii) claims for injunctive relief or other orders or notices of violation from federal, state, or local agencies or courts, and (ix) with regard to any present or former employees, claims relating to exposure to or injury from Environmental Conditions.

                                  (iii)  For purposes of this Agreement,
                          "Environmental Conditions" shall mean the state of the environment, including natural resources (e.g., flora and fauna), soil, surface water, ground water, any present or potential drinking water supply, subsurface strata, or ambient air, relating to or arising out of the use, handling, storage, treatment, recycling, generation, transportation, release, spilling, leaking, pumping, pouring, emptying, discharging, injecting, escaping, leaching, disposal, dumping, or threatened release of Hazardous Substances by the Companies or successors in interest, agents, representatives, employees, or independent contractors. With respect to Environmental Claims by third parties, Environmental Conditions also include the exposure of persons to Hazardous Substances at the work place or the exposure of persons or property to Hazardous Substances migrating from or otherwise emanating from or located on property owned or occupied by the Companies.

                                  (iv)   For purposes of this Agreement,
                          "Hazardous Substances" shall mean all pollutants, contaminants, chemicals, wastes, and any other carcinogenic, ignitable, corrosive, reactive, toxic, or otherwise hazardous substances or materials (whether solids, liquids or gases), including but not limited to any substances, materials, or wastes subject to regulation, control, or remediation under Environmental Laws. By way of example only, the term Hazardous Substances includes petroleum, urea formaldehyde, flammable, explosive and radioactive materials, PCBs, pesticides, herbicides, asbestos, sludge, slag, acids, metals, solvents, or waste waters.

         3.26.  Employee Benefit Plans.

                          (a)     Definitions.  The following terms, when used
in this Section 3.26, shall have the following meanings. Any of these terms may, unless the context otherwise requires, be used in the singular or the plural depending on the reference.

                                  (i)   Employee Plan.  "Employee Plan" shall
                          mean with respect to the Companies any employee benefit plan, program or arrangement, whether oral or written, with respect to which Companies may incur any liability or which covers any employee or former employee of the Companies.

                                  (ii) ERISA. "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                                  (iii) ERISA Affiliate.  "ERISA Affiliate"
                          shall mean with respect to the Companies any entity which is a member of a "controlled group of corporations" with or is under "common control" with the Companies as defined in section 414(b) or (c) of the Internal Revenue Code of 1986, as amended (the "Code").

                                  (iv)   Multiemployer Plan.  "Multiemployer
                          Plan" shall mean with respect to the Companies any Employee Plan with respect to Companies which are a "multiemployer plan," as defined in Section 4001(a)(3) of ERISA.

                                  (v)    PBGC.  "PBGC" shall mean the Pension
                          Benefit Guaranty Corporation.

                                  (vi)   Pension Plan.  "Pension Plan" shall
                          mean with respect to each of the Companies any Employee Plan with respect to the Companies which is an "employee pension benefit plan" as defined in
                          Section 3(2) of ERISA (other than a Multiemployer
                          Plan).

                                  (vii) Welfare Plan.  "Welfare Plan" shall
                          mean with respect to each of the Companies any Employee Plan with respect to the Companies which is an "employee welfare benefit plan", as defined in
                          Section 3(1) of ERISA.

                          (b)     Disclosure; Delivery of Copies of Relevant
Documents and Other Information. Schedule 3.26 contains a complete list of Employee Plans with respect to the Companies. True and complete copies of each of the following documents have been delivered to the Buyer: (i) each Employee Plan (and each related trust agreement or other funding instrument) or written description thereof (where an Employee Plan is not in writing), (ii) the most recent determination letter issued by the Internal Revenue Service with respect to each Pension Plan or 401K Plan, (iii) for the three most recent plan years, Annual Reports on Form 5500 Series required to be filed with any governmental agency for each Pension Plan, (iv) all actuarial reports prepared for the last three plan years for each Pension Plan, (v) a description of complete age, salary, service and related data as of the last day of the last plan year for employees and former employees and (vi) a description setting forth the amount of any liability as of the Closing Date for payments more than thirty days past due with respect to each Welfare Plan with respect to the Companies.

                          (c)     Representations.  Except as set forth on
Schedule 3.26, the Companies represent as follows:

                                  (i)   As of the last day of the last plan
                          year of the Companies and as of the Closing, the "amount of unfunded benefit liabilities" as defined in Section 4001(a)(18) of ERISA (but excluding from the definition of "current value" of "assets" of such Pension Plan accrued but unpaid contributions) did not and will not exceed zero. None of the companies nor any ERISA Affiliate of the Companies has any liability for unpaid contributions with respect to any Pension Plan.

                                  (ii)   There are no Multiemployer Plans with
                          respect to the Companies.

                                  (iii)  Each Pension Plan with respect to the
                          Companies and each related trust agreement, annuity contract or other funding instrument is qualified and tax-exempt under the provisions of Code Sections 401(a) (or 403(a) as appropriate) and 501(a) and has been so qualified during the period from its adoption to date.

                                  (iv)   There has been no "reportable event"
                          (as defined in Section 4043(b) of ERISA and the PBGC regulations under such Section) with respect to any Pension Plan with respect to the Companies. No filing has been made by the Companies or any ERISA Affiliate of the companies with the PBGC, and no proceeding has been commenced by any person, (including the PBGC), to terminate any Pension Plan with respect to the Companies. No condition exists and no event has occurred that could constitute grounds for termination of any Pension Plan with respect to the Companies. None of the Companies or any ERISA Affiliate of the Companies has, at any time, incurred any liability, contingent or otherwise, pursuant to any provision of Title IV of ERISA or the regulations thereunder, other than for premiums due the PBGC.

                                  (v) Each Employee Plan with respect to the Companies and each related trust agreement, annuity contract or other funding instrument presently complies and has been maintained in compliance with its terms and, both as to form and operation, with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to such Employee Plan, including but not limited to ERISA and the Code.

                                  (vi)   None of the Companies nor any ERISA
                          Affiliate of the Companies or any Welfare Plan with respect to the Companies has any present or future obligation to make any payment to or with respect to any present or former employee of the Companies or any ERISA Affiliate of the Companies pursuant to any retiree medical benefit plan or other Welfare Plan with respect to the Companies and no condition exists which would prevent the Companies from amending or terminating any such benefit program or Welfare Plan.

                                  (vii)  Except as provided by law and as set
                          forth in Schedule 3.26, the employment of all persons presently employed or retained by the Companies is terminable at will.

                                  (viii) There is no Employee Plan with respect
                          to the Companies that could give rise to the payment of any amount that would not be deductible pursuant to the terms of Sections 162(a)(1), 162(i)(2), 404 or 280G of the Code.

                                  (ix)   None of the Companies or any plan
                          fiduciary of any Welfare Plan or Pension Plan with respect to the Companies has engaged in any transaction in violation of Sections 404 or 406 of ERISA or any "prohibited transaction," as defined in
                          Section 4975(c)(1) of the Code, for which no exemption exists under Section 408 of ERISA or
                          Section 4975(c)(2) or (d) of the Code.

                                  (x) Each Employee Plan with respect to the Companies and related trust agreement, annuity contract or other funding instrument is legally valid and binding and in full force and effect.

                                  (xi)   None of the Companies, any ERISA
                          Affiliate of the Companies or any Employee Plan with respect to the Companies is a party to any litigation relating to or seeking benefits under any Employee Plan with respect to the Companies.

                                  (xii)  Neither the Companies nor any ERISA
                          Affiliate of the Companies has any announced plan or legally binding commitment to create any additional Employee Plans or to amend or modify any existing Employee Plan with respect to the Companies.

                                  (xiii) No event has occurred in connection
                          with which the Companies, any ERISA Affiliate of the Companies or any Employee Plan with respect to the Companies directly or indirectly, could be subject to any material liability under ERISA, the Code or any other law or regulation or governmental order or under any agreement, instrument, statute, rule of law or regulation pursuant to or under which the Companies has agreed to indemnify or is required to indemnity any person against liability incurred under, or for a violation or failure to satisfy the requirements of, any such statute, regulation or order.

         3.27. No Other Agreements to Sell the Assets of the Business or the Shares or Other Capital Stock of the Companies. Neither Cable nor any of the Companies has any legal obligation, absolute or contingent, to any other person or firm to sell or effect a sale of the assets of Companies, to sell or effect a sale of the Shares or partnership interests, as appropriate, of the Companies or to effect any merger, consolidation or other reorganization of the Companies or to enter into any agreement or cause the entering into of an agreement with respect thereto.

         3.28. Consents. All consents, approvals, qualifications, orders or authorizations of, or filings with, any lender, creditor, supplier, contracting party, governmental authority, including any court, or other third party required in connection with each the Cable's valid execution, delivery or performance of this Agreement and for the consummation of any other transaction contemplated on the part of Cable by this Agreement each as set forth in
Schedule 3.28 hereto, shall have been duly made and obtained and shall be effective on and as of the Closing.

         3.29. Real Property. Schedule 3.29 constitutes a true and complete list of all real property (including, without limitation, all construction in progress) owned or leased by the Companies or to which the Companies may have any ownership or leasehold rights, in connection with the Business (such leased real property hereinafter collectively referred to as the "Leased Premises"). Cable further represents and warrants to Buyer, with respect to the Cable Premises, all appurtenant rights, privileges and easements belonging or appertaining thereto and all buildings, structures and improvements thereon that:

                 (a) except for the matter set forth on Schedule 3.29 hereto, there are no outstanding written or oral leases or tenancies of any kind (including tenancies by sufferance and/or holdover tenancies arising under expired written or oral leases) covering or in any way affecting the Premises or any Leased Premises or any part or parts thereof;

                 (b) except for the matter set forth on Schedule 3.29 hereto, no person, firm or corporation other than the Companies has any rights, (including rights arising under an installment contract, option to purchase, easement, right of way, or otherwise) with respect to the Premises, the Leased Premises or any part or parts thereof;

                 (c) each of the buildings and other improvements constituting part of the Premises and the Leased Premises is of reasonably sound structural integrity and is usable and adequate for its intended purpose and to conduct Business as it is now being conducted.

                 (d) the Seller hereby warrants and represents that the present zoning for the City of Commerce property is C-M.

         3.30 Real Property Leases. The Lessor on the Commerce and Vancouver Properties will continue to be D.K. Cable. Schedule 3.30 (attached hereto) contains a list of all real property leases to which the Company is a party, including the rentals of the Neth and the Railroad Property (the "Scheduled Leases"). The Scheduled Leases are (a) in full force and effect and the Company has not received any notice of default and does not possess any knowledge of or notice of a material event, occurrence, condition or act (including the entering into of this Agreement) which, with the giving of notice, the lapse of time or the happening of any further event or condition, would become a default by the Company pursuant to the terms of the Scheduled Leases; and (b) all rents and additional rents due to date on each Scheduled Lease have been paid. The Companies and Cable warrant and represent to the best of their knowledge that the "Cable Premises" (as defined in Section 5.13) have no existing hazardous or other materials in violation of any EPA, environmental or other local, state or federal laws or regulations (the "Environmental Regulations") except as may be referenced in the Environmental Reports pertaining thereto which have been made available to Buyer dated June 1993 and referred to in Section 5.13 hereof. The Cable Premises will be leased by Sellers to Buyer pursuant to the form of the lease attached hereto as Exhibit 3.30 as more fully set forth in Section 5.13 hereto. Sellers hereby warrant and represent that to the best of their knowledge the property subject to the Leases (as defined in Section 5.13) are not subject to any immediate eminent domain proceeding.

         Cable and the Companies, to the best of their knowledge, warrant and represent that there are no significant costly impediments to obtaining occupancy permits for the use by Buyer of the property pursuant to the Leases or the Schedule Leases and Cable and the Companies will use their best efforts obtain a current letter from the City of Commerce attesting to the conditions under which such occupancy permits can be obtained by Buyer.

         3.31. Utilities. There are no restrictions respecting availability of public utilities, including, but not limited to, sewer, gas and electricity and the Premises and Leased Premises are serviced by all such utilities; all payments, assessments, deposits and other charges relating to such utilities and any other existing on-site improvements (including public or quasi-public utilities or services) have been paid in full to the extent they are due.

         3.32. Licenses, Permits and Approvals. Schedule 3.32 hereto constitutes a true and complete list of all licenses, permits, approvals, qualifications or the like, issued or to be issued to the Companies by any government or any governmental unit, agency, body or instrumentality, whether federal, state, municipal or local (within the U.S. or otherwise) in connection with the Business and/or the operation of the Business Assets, and all such items are in full force and effect and are or will be renewable on their existing or better terms. No registration with, approval by, consent or clearance from or prenotification to any governmental agency is required in connection with the execution and performance of this Agreement by any of the Sellers except as set forth on Schedule 3.32 hereto. To the best of Cable's current actual knowledge, except as set forth in Schedule 3.32 attached hereto, the Company has received no written notification alleging any existing violation of any applicable statutes, rules, regulations, ordinances, codes, orders, licenses, permits or authorizations, including without limitation, any applicable business, building, zoning, antipollution, occupational safety, health or other law, ordinance or regulation.

         3.33. True Copies. All documents furnished or caused to be furnished to the Buyer by Sellers are true and correct copies, and there are no amendments or modifications thereto except as set forth in such documents.

         3.34 Intellectual Properties. To the best of Cable's knowledge and belief, set forth in Schedule 3.34(a) attached hereto is a list of the material domestic and foreign patents, patent applications, patent licenses, software, corporate or other company names, trade names, trademarks, service marks, trademark registrations and applications, servicemark registrations and applications, copyright registrations and applications licensed or owned by the Companies, including, but not limited to, "Angeles Metal Trim Company"', "Angeles Metal Systems, Inc.", "California Building Systems, Inc.", "Model 640" or any variations of these (collectively, the "Intellectual Property"). Schedule 3.34(b) sets forth any Intellectual Property licenses from the Companies to third parties.

         Except for the trade names "Gripper", "Stitcher" and "Driller", which one Douglas Cable has the right to use, and unless otherwise indicated in
Schedule 3.34, the Companies own the entire right, title and interest in and to the Intellectual Property (including, without limitation, the exclusive right to use and license the same) and each item constituting part of the Intellectual Property has been, to the extent indicated in Schedule 3.34, duly registered with, filed in or issued by, as the case may be, the United States Patent and Trademark Office or such other government entity, domestic or foreign, as is indicated in Schedule 3.34 and, to Sellers' knowledge, such registrations, filings and issuances remain in full force and effect. To Sellers' knowledge, except as stated in Schedule 3.34, there are no pending proceedings or litigation or other adverse claims made in writing affecting or with respect to the Intellectual Property.

         3.35 Broker's or Finder's Fees. No agent, broker, person or firm acting on behalf of Sellers is, or will be, entitled to any commission or broker's or finder's fees, deposits or damages from Sellers, in connection with any of the transactions contemplated herein; except for Gardiner & Rauen, Inc. ("Gardiner"), whose total fees and expenses of $150,000 will be paid by the Buyer in return for written confirmation from Gardiner that said payment is in full satisfaction of all amounts due and owing to him, regardless of nature, (fees, costs, expenses or claims).

         3.36 Books and Records The Companies have made and will make available for inspection by Buyer upon reasonable request all the books of account, relating to the business of the Companies. Such books of account of the Companies have been maintained in the ordinary course of business and shall remain property of the Companies.

         3.37 No Material Change. Since the Balance Sheet Date, there has been no Material Adverse Change (defined below) in the Companies, except as set forth on the attached Schedule 3.37. As used in this Agreement the terms "Material Adverse Effect" or "Material Adverse Change" mean with respect to any signatory to this Agreement an adverse change or effect on the financial condition, assets, liabilities, results of operations, business of any such party taken as a whole except as altered by the physical inventory taken pursuant to Section 3.7 hereof.

         3.38    Absence of Change or Event.  Except as disclosed in Schedule
3.37 or as set forth in the Financial Statements or in the ordinary course, since the Balance Sheet Date, the Companies have conducted their businesses only in the ordinary course and have not:

                 3.38(a) experienced a Material Adverse Change in the assets liabilities or business condition (financial or otherwise) operations, results of operations or prospects of any of the Companies or otherwise when considered as a whole, incurred any obligation or liability, absolute, accrued, contingent or otherwise, whether due or to become due, in excess of $100,000 in the aggregate, except liabilities or obligations incurred in the ordinary course of business and consistent with prior practice;

                 3.38(b) subjected to Encumbrance any of the property, businesses or assets, tangible or intangible, of the Companies, except for the loan as between the Companies and Bank of America, dated as of July 11, 1995, with the outstanding principal balance on such loan not to exceed $1,000,000 at the date of Closing as herein defined;

                 3.38(c) sold, transferred, leased to others or otherwise disposed of any of its assets (or committed to do any of the foregoing), including the payment of any loans owed to any affiliate, except for inventory sold to customers or returned to vendors and payments to any non-affiliates on account of accounts payable or scheduled payments in respect of indebtedness for money borrowed disclosed on the Reference Balance Sheet or in the Schedules, in each case in the ordinary course of business and consistent with prior practice, or canceled, waived, released or otherwise compromised any debt or claim, waived, released or otherwise compromised any debt or claim, or any right of significant value, except in the ordinary course of business and consistent with prior practice.

                 3.38(d) suffered any damage, destruction or loss (whether or not covered by insurance) which has had or could have a Material Adverse Effect on the Company considered as a whole;

                 3.38(e)  when considered as a whole and except as set forth on
Schedule 3.40.(e), made or committed to make any capital expenditures or capital additions or betterments in excess of an aggregate of $100,000;

                 3.38(f) encountered any labor union organizing activity or had any actual or threatened employee strikes, work stoppages, slow-downs or lock-outs;

                 3.38(g) instituted any litigation, action or proceeding before any court, governmental body or arbitration tribunal relating to it or its property, except for litigation, actions or proceedings instituted in the ordinary course of business and consistent with prior practice;

                 3.38(h) declared or paid any dividend or made any other payment or distribution in respect of its capital stock, or directly or indirectly redeemed, purchased or otherwise acquired any of its capital stock;

                 3.38(i) (i) increased the compensation of any officer, employee earning more than $100,000 per year or agent of the Company, directly or indirectly, including by means of any bonus, pension plan, profit sharing, deferred compensation, savings, insurance, retirement, or any other employee benefit plan, except in the ordinary course of business consistent with prior practice, (ii) granted the payment or accrual contingent or otherwise, for or to the credit of any Personnel with respect to any bonuses, incentive compensation service award or like benefit, (iii) adopted, created or amended, any employee compensation plan of any company, (iv) entered into any employment agreement made to which one of the Companies is party or (v) other change in employment terms for any of the Companies' officers or agents.

         3.39 Canceled, compromised, waived or released any rights or claims (or series of related rights or claims) either (i) involving an affiliate of such Companies, (ii) involving more than $25,000 or (iii) outside the ordinary course of business consistent with past practice;

         3.40 Amendment, cancellation or termination of any contract, agreement, license or other instrument (i) involving an affiliate of the Companies, (ii) involving payments in excess of $25,000 in the aggregate, or
(iii) that are otherwise material to the Companies;

         3.41 Capital expenditure or the execution of any lease, contract, agreement, license, sublease or sublicense (or series of related contracts, agreement leases, subleases, licenses and sublicenses) or any incurring of liability therefore (i) involving an affiliate of the Companies, (ii) involving payments in excess of $25,000 in the aggregate, or (iii) outside the ordinary course of business consistent with past practice;

         3.42 Delay or failure to repay when due any material obligation of the Companies except for the past practice of paying supplier invoices in greater than net thirty day terms;

         3.43 Failure to operate the business of the Companies in the ordinary course consistent with past practice (excepting the new accounting computer system described by the Companies to Buyer so as to use reasonable efforts to preserve the business intact, to keep available to the Buyer the services of Personnel, and to preserve for Buyer the goodwill of the Companies' suppliers, customers, distributors and others having business relations with it;

         3.44    Change in accounting methods or practices by the Companies;

         3.45 Revaluation by the Companies of any of the assets of the Companies in excess of $25,000, including without limitation, writing off notes or accounts receivable;

         3.46 Damage, destruction or loss (whether or not covered by insurance) that has a material Adverse Effect or that may reasonably be expected to have a material adverse effect on the business or financial condition of the Companies;

         3.47 Mortgage, pledge or other encumbrance of any of the assets of any of the Companies;

         3.48 Declaration, setting aside for payment or payment of any dividend or distribution in respect of any capital stock of the Companies or any redemption, purchase, or other acquisition of the Companies' equity securities or any bonus, fee or other payment, or any other transfer of the assets to or on behalf of any shareholder of the Companies, any affiliate of the Companies or any affiliate of any shareholder, including, but not limited to, any payment of principal of or interest on any debt owed to any such shareholder or affiliate;

         3.49 Issuance by any of the Companies of, or commitment of the Companies to issue, any shares of stock or other equity securities or partnership interests, as appropriates, or obligations or securities convertible into or exchangeable for shares of stock, other equity securities or partnership interests, as appropriate;

         3.50 Indebtedness incurred by any of the Companies for borrowed money or any commitment to borrow money entered into by the Companies, or any loans or guarantees made or agreed to be made by the Companies;

         3.51 Liabilities involving $25,000 or more or otherwise material to the business of the Companies except in the ordinary course of business and consistent with past practice, or any increase or change in any assumptions underlying or methods of calculating any bad debt, contingency or other reserves;

         3.52 Payment, discharge or satisfaction of any liabilities other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against on the Financial Statements (other than debt principal or interest repayment) or incurred in the ordinary course of business and consistent with past practice since December 31, 1993 (other than debt principal or interest repayment);

         3.53 Acceleration, termination, modification, cancellation or threatened termination or cancellation of any contract or agreement to which the Companies are a party or by which the Companies are bound;

         3.54 Capital investment in, any loan to, or any acquisition of the securities or assets of any other person (i) involving an affiliate of the Companies, (ii) involving more than $5,000 in the aggregate, or (iii) outside the ordinary course of business consistent with past practice;

         3.55 Grant of any license or sublicense of any rights under or with respect to any Intellectual Property rights of the Companies;

         3.56 Loan to, or other agreement with any Personnel of the Companies outside the ordinary course of business consistent with past practice giving rise to any claim or right on its part against the person or on the part of the person against it;

         3.57 Charitable or other capital contribution made or pledged by the Companies;

         3.58 Agreement (either oral or written) by the Companies or any of its Personnel to do any of the foregoing;

         3.59 Other event or condition of any character that in any one case or in the aggregate has a material adverse effect, or any event or condition known to the Companies which it is reasonable to expect will, in any one case or in the aggregate, have a material adverse effect on the business, prospects or financial condition of the Companies in the future.


                                   ARTICLE IV

                            REPRESENTATIONS OF BUYER


                 Buyer represents and warrants as follows:

         4.1 Existence and Good Standing of Buyer. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Buyer has the corporate power and authority to make, execute, deliver and perform this Agreement, and this Agreement has been duly authorized and approved by all required corporate action of Buyer. This Agreement is a valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors' rights in general and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought.

         4.2 No Restrictions. Assuming the execution and delivery of this Agreement by Buyer and the consummation of the transactions contemplated hereby
(a) will not violate any provision of the Certificate of Incorporation or By-Laws of Buyer, (b) will not violate any statute' rule, regulation, order or decree of any public body or authority by which Buyer or any of its properties or assets is bound and (c) will not result in a violation or breach of, or constitute a default under, any license, franchise, permit, indenture, agreement or other instrument to which Buyer is a party, or by which Buyer or any of its properties or assets is bound, excluding from the foregoing clauses
(b) and (c) violations, breaches or defaults which, either individually or in the aggregate, would not prevent Buyer from performing its obligations under this Agreement or consummation of the transactions contemplated by this Agreement.

         4.3 Financing Arrangements. In addition to the equity requirements for this action, Buyer has furnished to Sellers true and complete copies of all proposed loan and equity commitments secured in contemplation of this transaction at least 10 business days prior to Closing. All such proposed loan commitments are listed in Schedule 4.3 hereto. Such proposed loan and equity commitments shall clearly evidence that Buyer will have sufficient funds on the Closing to consummate the transactions contemplated hereby including adequate working capital for the Companies to meet their obligations as they become due. Such proposed commitments are in effect on the date hereof and will be converted to firm commitments at least ten (10) business days prior to the Closing. In the event that Buyer does not meet these requirements at Closing, Seller has the right to cancel this Agreement and Seller shall thereupon have no responsibility to Buyer by reason of this Agreement and the transactions contemplated hereby and the Down Payment shall be retained in full together with any interest accrued thereon pursuant to Section 10.15 hereof.

         4.4 Litigation. There is no action, suit or proceeding at law or in equity by any Person or any arbitration or other administrative or other proceeding by or before any governmental or other instrumentality or agency, pending, or to Buyer knowledge, threatened, seeking to restrain, prevent or change the transactions contemplated hereby or questioning the legality or validity of any such transactions or seeking damages in connection with such transactions or which, individually or in the aggregate, if adversely determined, would have an adverse effect on the ability of Buyer to consummate the transactions contemplated by this Agreement.


                                   ARTICLE V

                       FURTHER AGREEMENTS OF THE SELLERS
                            AND CONDUCT OF BUSINESS;


         5.1. Satisfaction of Conditions by the Sellers. Neither Cable nor the Companies shall voluntarily undertake any course of action inconsistent with the satisfaction of the requirements or the conditions applicable to them set forth in this Agreement, Cable shall promptly do all such reasonable acts and take all such reasonable measures as may be appropriate to enable him perform as early as possible the obligations herein provided to be performed by them.

         5.2. Updating of Exhibits, Schedules, etc. From the date of this Agreement until the Closing, Cable shall cause each of the Subject Companies to keep up to date, the Schedules hereto, and will promptly notify Buyer of any material change or addition, (in accordance with the applicable provision of this Agreement defining the term "material") or event which may after the lapse of time cause any such change or addition, in any such Schedule.

         5.3. Further Assurances. From time to time after the Closing, without additional consideration, Buyer shall cause Cable to execute and deliver all such other instruments of sale, assignment, conveyance and transfer and shall cause the Cable to take all such other action as Buyer may reasonably request more effectively to transfer and vest in Buyer, and to put Buyer in possession of, the Shares, the Business Assets and the Premises.

         5.4 Consents and Best Efforts. As soon as practicable, Cable will commence all reasonable action to obtain all applicable permits, consents, approvals and agreements of, and to give all notices and make all filings with, any third parties as may be necessary to authorize, approve or permit the consummation of the transaction provided for hereby on or prior to the Closing Date.

         5.5 Employee Matters. During the period between the date hereof and the Closing, the Cable and the Companies shall use their best efforts to keep available the current employees now employed with respect to the Business and shall not disclose the terms or existence of this Agreement without the prior written consent of Buyer. Buyer shall have the right to attend any meeting called by Cable or any of the Companies with its employees for the purpose of advising such employees as to the transactions contemplated by this Agreement and the arrangements made, if any, for the continuation of employment of such employees by Buyer following the Closing.

         5.6 Notification of Certain Matters. Between the date of this Agreement and the Closing, the Companies and/or Cable shall give prompt notice to the Buyer of (i) the occurrence, or failure to occur, of any event which occurrence or failure would likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect any time from the date hereof to the Closing and (ii) any material failure of any of Cable or any officer, director, partner, employee, consultant or agent of any of the Companies to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that such disclosure shall not be deemed to cure any breach of a representation, warranty, covenant or agreement or to satisfy any condition.

         5.7 Conduct of Business of the Companies. During the period from the date of this Agreement to the Closing, Cable shall cause the Companies to conduct their operations in the ordinary course of business. Notwithstanding the immediately preceding sentence, pending the Closing and except as may be first approved by Buyer (such approval not to be unreasonably withheld) or as is otherwise permitted or required by this Agreement, Cable shall cause (a) the Companies' Articles of Incorporation and By-Laws to be maintained in their respective forms on the date of this Agreement, (b) the compensation payable or to become payable by the Companies to any director, officer or employee being paid $100,000 per year or more to be maintained at the amount existing on the date of this Agreement, (c) the Companies to refrain from making any bonus, pension, retirement or insurance payment or arrangement to or with any persons except those that have been accrued or accrue in the ordinary course of business and except as set forth in this Agreement (d) the Companies to refrain from entering into any contract or commitment except contracts and commitments in the ordinary course of business, (e) the Companies to refrain from increasing its indebtedness for borrowed money, except current borrowings in the ordinary course of business, (f) the Companies to refrain from canceling or waiving any claims or rights of substantial value which individually is or in the aggregate are material to the Companies; and (g) the Companies to refrain from declaring or paying any dividends, notwithstanding the above, nothing contained herein prohibits the repayment of the shareholder note as provided in
Section 5._herein.

         5.8 Review of the Company. Buyer and its representatives and lenders have, prior to the Closing, reviewed the properties, operations, books and records of the Companies to familiarize themselves with such properties and the business of the Companies. Cable has caused the Companies to permit Buyer and its representatives to have reasonable access to the premises and agreed to furnish to Buyer its representatives and lenders, its books and records of the Companies and furnish such financial and operating data and other information with respect to the business and properties of the Companies as Buyer has requested. The Buyer and Cable hereby agree that all such access and investigations conducted by Buyer and its representatives, shall be conducted in such manner as not to interfere with the normal conduct of Angeles' business; and further, that, if this Agreement is not be closed for any reason whatsoever, Buyer and its representatives shall return to Angeles all documentation and keep and maintain all such information in strict confidence.

         5.09 Confidentiality. The parties hereto acknowledge that Buyer and the Companies have entered into a Confidentiality Agreement dated March 1, 1996 (the "Confidentiality Agreement") and Buyer confirms that it and its affiliates and advisors will comply with their respective obligations thereunder. Notwithstanding the foregoing, Buyer and/or Cable (a) only after written approval may issue or make a press release, announcement or other disclosure regarding this Agreement and the transactions contemplated hereby which it determines necessary or desirable under applicable law, and (b) Buyer at its own discretion may, at any time after the date of this Agreement, file with the Securities and Exchange Commission (the "Commission") a Report on Form 8-K pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with respect to the transactions contemplated by this Agreement.

         5.10 Best Efforts. Each of the parties agrees to use its best efforts to take, or cause to be taken, all action to do, or cause to be done, and to assist and cooperate with the other parties hereto in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement, including, but not limited to, (a) the obtaining of all necessary waivers, consents and approvals from governmental or regulatory agencies or authorities and the making of all necessary registrations and filings (including, but not limited to, filings with governmental or regulatory agencies or authorities, if any) and the taking of all reasonable steps as may be necessary to obtain any approval or waiver from, or to avoid any action or proceeding by, any governmental agency or authority, (b) the obtaining of all necessary consents, approvals or waivers from third parties and (c) the defending of any lawsuits or any other legal proceedings whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby including, without limitation, seeking to have any temporary restraining order entered by any court or administrative authority vacated or reversed.

         5.11 Pay off of Cable Note. The Cable Note of $285,000.00, plus interest, will be paid in full as a condition of Closing by the Company.

         5.12 Scheduled Leases and Entering into Leases. (a) Cable hereby agrees to use its best efforts to obtain any consents required by the Scheduled Leases to be obtained due to this change of control of the Companies.

         5.12(b)   Angeles will execute new leases (collectively, the "Leases")
with Cable for the real property owned by D.K. Cable and presently occupied by Angeles (the "Cable Premises"), including 116 Y Street, Vancouver, Washington (the "Y Street Lease") and 4817 and 4915 Sheila Street, Commerce, California (the "Sheila Street Lease"). The Leases shall be in the form attached hereto as exhibit 3.3 and shall be for a minimum term of three-years (the "Leases

Term") with two (2) three year options to renew (the "Option Renewal Period") at the then current market, but not less than the rent from the immediate prior period. During the term of the lease, Buyer will pay all increased costs in building insurance and property taxes above levels incurred during the 1995 base year. Buyer will represent and warrant that it will comply with all governmental restrictions and requirements with respect to its use of the Cable Premises excepting that Buyer will have no responsibility to take remedial action which is required due to Sellers use of the property but may do so if Cable fails to commence to do so after final written notice from Buyer and the applicable Governmental Agency (which a notice from the Governmental Agency may be provided by Buyer to Cable) in response to a environmental situation and seek full indemnity from Sellers. Cable will provide a Phase 1 Environmental Report dated June, 1993 on his Los Angeles properties located on East Sheila, City of Commerce. Buyer acknowledges that the Los Angeles property is in a redevelopment area and such Leases will contain provisions allowing for early termination of the Lease without payment of any kind by Cable (Lessor) or any governmental agency upon six (6) months notice in the event that the subject property is transferred or sold for redevelopment. Purchaser assumes full responsibility and expenses not to exceed $5,000 for obtaining the necessary occupancy permits.

         5.13 The monthly rental for the Cable Premises shall be (i) $5,000 for the Y Street Lease & $10,000 per month for the Sheila Street Lease for the first twelve months of the Leases; (ii) $6,000 per month for the Y Street Lease and $11,000 per month for the Sheila Street Lease, respectively, for the balance of the Leases; and, (iii) with an annual cost of living allowance based on National Consumer Price Index ("CPI") [U.S. City average all items indexed 1982-84-100 all urban consumers)] commencing thereafter for the Leases Term and any Option Renewal Period of the Leases. The Leases shall provide for, without cost to Cable the continued use by Cable of his existing office in its existing use for a period of one year.

         5.14 Period Prior to Closing. In consideration for the substantial expenditures of time, effort and expense to be undertaken by Buyer in connection with the preparation and execution of this Agreement, and the various investigations and reviews referred to above, none of the Sellers, or any officer or director of the Companies shall not, between the date of the execution by them of the Letter of Intent and the Closing, enter into or conduct any discussions with any other prospective purchaser relating to the Shares which are the subject of this Agreement or the Letter of Intent or the assets or operations of the Sellers or any subsidiary thereof except for transaction in the ordinary course of Angeles' business.

         5.15. Resignations. The Seller shall have delivered to the Buyer the resignation of each member of the Board of Directors of each of the Companies, which resignations shall be in the form attached hereto as Schedule 5.15. In addition, each of the Companies shall have held a special meeting of its Board of Directors to appoint the designees named by the Buyer to serve on the Board of Directors of the Companies prior to the resignations and simultaneously with the Closing contemplated hereunder. Cable shall have also delivered to the Buyer such resignations of the officers of each of the Companies as Buyer shall request in anticipation of Closing.

                                   ARTICLE VI

                       CONDITIONS TO BUYER'S OBLIGATIONS


         The purchase of the Assets by Buyer on the Closing is conditioned upon the satisfaction or waiver, at or prior to the Closing, of the following conditions:

         6.1 Cable Non-Compete. The Consulting and Non-Compete Agreement between Buyer and Cable must be executed prior to or at Closing.

         6.2 Shareholder Note Satisfied. As a condition precedent to closing Angeles will prepay and receive the canceled note evidencing the satisfaction of the loan in the amount of $285,000 from the principal shareholder to Angeles.

         6.3 A Non-Competition Agreement. Mr. Cable will enter into a Non-Competition Agreement in substantially the form of Schedule 6.2 attached hereto, whereby he covenants and agrees that he will not, for a period of one
(1) year from the date of the Closing, directly or indirectly, on his own behalf as a partner, officer, director, employee, consultant or member of the board of directors or trustees of any person, firm, corporation, association, entity or otherwise engage in any business or activity within the continental United States which directly or indirectly competes with the Purchaser in the operation of Angeles whereby the Purchaser will pay a total amount of $125,000 in quarterly payments.

         6.4 A Consulting Agreement. Mr. Cable will enter into a Consulting Agreement in substantially the form of Schedule 6.2 attached hereto pursuant to which he agrees for a period of one year shall pay Mr. Cable $75,000 in exchange for certain services as contained in such Consulting Agreement.

         6.5 Opinion of Sellers' Counsel. Buyer shall have received an opinion, dated the Closing Date, of Harrington, Foxx, Dubrow & Cantor, counsel to Seller, to the effect set forth in Schedule 6.5 attached hereto.

         6.6 No Material Adverse Change. From the date of this Agreement to the Closing, there shall not have been a Material Adverse Change or discovery of a condition or the occurrence of any event which might result in such change in the Companies or its business.

         6.7 Truth of Representations and Warranties. The representations and warranties of Cable contained in this Agreement or in any Schedule delivered pursuant hereto shall be true and correct to the best of his current knowledge in all material respects on and as of the Closing with the same effect as though such representations and warranties had been made on and as of such date, and Cable shall have delivered to Buyer a certificate, dated the Closing, to such effect.

         6.8 Performance of Agreements. Each and all of the agreements of Sellers to be performed at or prior to the Closing pursuant to the terms hereof shall have been duly performed in all material respects, and Sellers shall have delivered to Buyer a certificate, dated the date of the Closing, to such effect.

         6.9 No Injunction. No court or other government body or public authority shall have issued an order which shall then be in effect restraining or prohibiting the completion of the actions contemplated hereby.

         6.10 No Other Litigation. There shall not be any pending claim, litigation, arbitration or administrative proceeding against or affecting the Companies, or the assets to be purchased hereunder, which in the reasonable judgment of Buyer (i) makes it inadvisable for Buyer to consummate the Closing; (ii) could have a material adverse effect upon the Companies business; or (iii) seeks to enjoin or restrain the transaction contemplated by this Agreement.

         6.11 Stock Certificates. There shall be made available to Buyer for review prior to the Closing (a) all stock certificates, stock books, stock transfer ledgers, and minute books of the Companies.

         6.12 Transfer Documents. There shall be transferred to Buyer the Shares, in form reasonably satisfactory to Buyer, as are required to grant Buyer title to, or Sellers' interest in the Shares.

         6.13 Third Party Agreements. As set forth in Section 5.5 there shall be provided to Buyer all appropriate original instruments of consent or waiver executed by third parties with respect to any contracts, agreements, etc. being transferred to Buyer hereunder in order more fully to effect any such transfer of the Companies assets hereunder.

         6.14 Other Documents. There shall be provided or copies made available to Buyer, to the extent not previously furnished to Buyer, all of Sellers' business records and papers and any orders, contracts, agreements, purchase orders, accepted and unaccepted, quotations, and any other property or records used or usable in connection with the continued operation of the Companies business, all tax returns and tax bills, but Buyer shall have copies upon request; and the parties shall make all of said documents available to each other upon request at any reasonable time hereafter.

         6.15 Resolutions. At Closing there shall be provided to Buyer, true and complete copies of resolutions duly accepted by the Companies' Board of Directors and all Shareholders entitled to vote hereon confirming this Agreement and its related documentation, authorizing the carrying out of all transactions contemplated herein and the execution and delivery by the Companies of all instruments then or thereafter required to do so; said resolutions to be duly certified by the Secretary of the Companies.

         6.16 Risk of Loss. The risk of any loss, destruction or other damage, other than ordinary wear and tear, between the date of execution hereof and the completion of the Closing, shall be solely that of the Companies. In the event that prior to the completion of the Closing any Assets of the Companies shall be damaged by fire, casualty or any other cause:

                 6.16(a)          If the replacement cost of the damaged
property should replacement be required, or, if not, the repair cost, equal or exceed $25,000 net loss after insurance, Buyer shall have the option of
(a)Terminating this Agreement, without liability; or (b) Completing the Closing hereunder in which latter event Buyer shall be entitled to a credit equal to the ace proceeds arising with respect to such damage.

                 6.16 (b)         If such replacement or repair cost, as the
case may be, is less than $25,000, Buyer shall be obligated to complete the Closing hereunder and shall be entitled to the insurance proceeds arising with respect to such damage.

                 6.16(c)          If (i) the replacement or repair cost of
damaged property equals or exceeds $25,000 and Buyer, pursuant to subparagraph
(1) hereof, elects to complete the Closing or if the replacement or repair cost of the damaged property is less that $25,000 (in which event Buyer shall be obligated to complete the Closing) and if (ii) in the case of damage less than $25,000 the insurance proceeds arising with respect to such damage are not sufficient to cover the full amount of such replacement or repair cost, Buyer shall be entitled to a credit therefore in addition to the insurance proceeds arising with respect to such damage.

                 6.17 Buyer, Cable and the Shareholders each agree to bear their own legal and accounting fees and expenses; Cable and the Shareholders agree to reimburse the Company (based on their individual proportionate ownership) for legal and accounting fees and expenses paid by the Companies, if any, related solely to the preparation, negotiation and drafting of this Agreement for their benefit, which would not otherwise have been paid or incurred by the Companies in the ordinary course of the Companies business.


                                  ARTICLE VII

                       CONDITIONS TO SELLERS' OBLIGATIONS


         The sale of the Stock by Sellers on the Closing is conditioned upon satisfaction or waiver, at or prior to the Closing, of the following conditions:

         7.1 Opinions of Buyer's Counsel. Buyer shall have furnished Sellers with an opinion, dated the Closing, of Buyer's Counsel, to the effect set forth in Schedule 7.1 hereto.

         7.2 Truth of Representations and Warranties. The representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects on and as of the Closing with the same effect as though such representations and warranties had been made on and as of such date, and Buyer shall have delivered to Sellers a certificate, dated the Closing, to such effect.

         7.3 Performance of Agreements. Each and all of the agreements of Buyer to be performed at or prior to the Closing pursuant to the terms hereof shall have been duty performed in all material respects, and Buyer shall have delivered to Sellers a certificate, dated the Closing, to such effect.

         7.4 No Injunction. No court or other government body or public authority shall have issued an order which shall then be in effect restraining or prohibiting the completion of the transactions contemplated hereby.

         7.5 Consents and Approvals. All governmental and other consents and approvals, if any, necessary to permit the consummation of the transactions contemplated by this Agreement shall have been received.

         7.6 The Agreements and documentation therefor referred to in Sections 6.2, 6.3, 6.4 and 5.12 duly executed shall be delivered at the Closing.


                                  ARTICLE VIII

                          SURVIVAL OF REPRESENTATIONS;
                             EVENTS OF TERMINATION


         8.1 Survival of Representations. The representations and warranties of Sellers and Buyer contained in this Agreement shall survive the purchase and sale of the Shares for a period of one year unless a written claim or action is filed prior thereto. Nothing in this paragraph shall effect the obligation and indemnifications of the parties with respect to the covenants and agreement contained in this agreement that are to be performed in whole or part after the Closing.

         8.2 Events of Termination. This Agreement may be terminated (a) by Cable by written notice to Buyer, if the conditions and requirements set forth in Articles II, IV, V, and VII hereof shall not have been complied with or performed on or prior to the Closing and, (b) by Buyer by written notice to the Companies, if the conditions set forth in Articles II and VI hereof shall not have been complied with or performed on or prior to the Closing in any material respect, and, in either case, such noncompliance or nonperformance shall not have been cured or eliminated (or by its nature cannot be cured or eliminated) on or before January 15, 1997.

         8.3 Materiality of Actions Hereunder. The parties hereto understand and agree that no actions shall be brought in connection with this Agreement unless such action(s) allege damages as provided for in Article IX below.

                                   ARTICLE IX

                                INDEMNIFICATION


         9.1.    Indemnification by Cable and the Companies.   Cable hereby
agree to indemnify, defend and hold Buyer harmless, from and against the amount of any damage, loss, cost or expense not covered by insurance (including court costs and attorneys' fees) to Buyer, of any kind or character (collectively, "Indemnity Losses" and individually, an "Indemnity Loss", which shall not be limited to matters asserted by third parties against the Companies or the Buyer, but includes any damage, loss, cost or expense incurred or sustained by the Companies or the Buyer in the absence of any third party claims) for an individual claim in excess of $75,000, occasioned or caused by, resulting from or arising out of:

         (a) any failure by Cable to perform, abide by or fulfill any agreement or obligation set forth in this Agreement to be so performed or fulfilled by Cable;

         (b) any breach of any of the representations, warranties or covenants of Cable as set forth in this Agreement;

         (c) all litigation pending against any of Cable and the Companies at the Closing;

         (d) any and all claims against Buyer for any of the Companies relating to the operation of the Business and/or use of the Business Assets at the Cable Premises prior to the Closing including, without limitation, any claim, suit, proceeding, fine or otherwise arising from the environmental condition of the Cable Premises as of the Closing or relating to the failure of any of the Cable and the Companies to comply with applicable Federal and/or state environmental statutes and regulations or any pre-existing environmental condition existing at the Cable Premises prior to the Closing;

         (e) any material (in accordance with the applicable provision of this Agreement defining the term "material") or event which may after the lapse of time cause any such change or addition, in any such Schedule. breach of any of the representations, warranties or covenants or any failure of the Cable to satisfy its indemnity obligations thereunder.

ALL CLAIMS UNDER THIS SECTION 9 MUST BE PRESENTED IN WRITING WITHIN ONE (1) YEAR FOLLOWING THE CLOSING TO CABLE; ANY CLAIM NOT SO PRESENTED SHALL BE BARRED FOR ALL PURPOSES. ANY INDIVIDUAL CLAIM OF LESS THAN $75,000 SHALL NOT BE DEEMED MATERIAL AND SHALL BE OF NO EFFECT AND NOT SUBJECT TO INDEMNIFICATION.

         9.2 Notice. In the event that Buyer has suffered or incurred any Indemnity Loss, Buyer shall promptly notify the Seller promptly in writing describing such loss or expense, the amount thereof, if known, and the method of computation of such loss or expense, all with reasonable particularity. If any action at law, suit in equity or administrative action is instituted by or against Buyer with respect to which Buyer intends to claim any liability or expense as an Indemnity Loss under this Article IX, Buyer shall promptly notify Cable and the Companies of such action or suit.

         9.3 Defense of Claims. The Cable shall have 25 days after receipt of either notice referred to in Section 9.3 hereof to notify the Buyer that it elects to conduct and control any legal or administrative action or suit with respect to an indemnifiable claim. If Cable and the Companies do not give such notice, the Buyer shall have the right to defend, contest, and, only upon the prior written consent of the Cable and the Companies, settle or compromise such action or suit and the Cable and the Companies shall, upon request from the Buyer, promptly pay the Buyer in accordance with the other terms of this
Article IX the amount of any individual Indemnity Loss resulting from its liability to the third party claimant in excess if $75,000.00. If Cable and the Companies give such notice, they shall have the right to undertake, conduct and control, through counsel of their own choosing and at its sole expense, the conduct and settlement of such action or suit, and the Buyer shall cooperate with Cable and the Companies in connection therewith; provided, however, that
(i) Cable and the Companies shall not thereby consent to the imposition of any injunction against the Buyer without the written consent of the Buyer, (ii) Cable and the Companies shall permit the Buyer to participate in such conduct or settlement through counsel chosen by the Buyer, but the fees and expenses of such counsel shall be borne by the Buyer except as provided in clause (iii) below, and (iii) upon a final determination of such action or suit, Cable and the Companies shall agree promptly to reimburse to the extent required under this Article IX the Buyer for the full amount of any Indemnity Loss resulting from such action or suit and all reasonable and related expenses incurred by the Buyer, except fees and expenses of counsel for the Buyer incurred after the assumption of the conduct and control of such action or suit by Cable and the Companies. So long as Cable and the Companies are contesting any such action in good faith, the Buyer shall not pay or settle any such action or suit. Notwithstanding the foregoing, the Buyer shall have the right to pay or settle any such action or suit, provided that in such event the Buyer shall waive any right to indemnity therefor from Cable and the Companies and no amount in respect thereof shall be claimed as an Indemnity Loss under this Article IX.

         9.4. Cooperation. If requested by Cable and the Companies, the Buyer agrees to cooperate with Cable and the Companies and its counsel in contesting any claim which Cable and the Companies elects to contest or, if appropriate, in making any counterclaim against the person asserting the claim, or any cross-complaint against any person and further agrees to take such other action as reasonably may be requested by an Cable and the Companies to reduce or eliminate any loss or expense for which Cable and the Companies would have responsibility, but Cable and the Companies will reimburse the Buyer for any reasonable expenses incurred by it in so cooperating or acting at the request of Cable and the Companies.

         9.5 Right to Participate. The Buyer agrees to afford Cable and the Companies and its counsel the opportunity to be present at, and to participate in, conferences with all persons, including governmental authorities, asserting any claim against the Buyer or conferences with representatives of or counsel for such persons.

         9.6 NOTWITHSTANDING ANY OTHER PROVISION HEREIN TO THE CONTRARY ANY AMOUNT OF INDEMNIFICATION DUE FROM CABLE UNDER THIS SECTION 9 SHALL BE LIMITED
TO:

                 (A) A FINAL JUDGMENT UPON A CLAIM OF AN INDEPENDENT THIRD PARTY; AND

                 (B) SHALL BE LIMITED SOLELY AND EXCLUSIVELY TO THE AMOUNT DUE TO CABLE UNDER THE NON-COMPETITION AND CONSULTING AGREEMENT REFERRED TO IN PARAGRAPHS 6.3 AND 6.4. AS OF THE INITIAL DATE OF THE WRITTEN CLAIM MADE UPON CABLE; CABLE SHALL HAVE NO RESPONSIBILITY FOR ANY AGGREGATE AMOUNT IN EXCESS OF SUCH AMOUNT THEN DUE TO CABLE ON SUCH NON-COMPETITION AND CONSULTING AGREEMENTS. NO RECOURSE SHALL BE ALLOWED AS TO ANY OTHER ASSETS OF CABLE INCLUDING BUT NOT LIMITED TO THE LEASES REFERRED TO IN PARAGRAPH 5.12 AND/OR THE REAL PROPERTY WITH RESPECT TO SAME.

         9.7 Designation of Roles in Joint Liability. For purposes of interpretation of this Agreement only, in the event that any claim alleges joint responsibility and liability of Cable and the Companies and Buyer, Cable and the Companies shall be deemed to be Cable and the Companies and the Buyer shall be deemed to be the Buyer for purposes of determining which party has the right to defend any claim; provided, however, that such deemed designation shall in no way affect any determination regarding the relative liabilities of the parties.


                                   ARTICLE IX

                                 MISCELLANEOUS


         10.1 Expenses. The parties hereto shall pay all of their own expenses relating to the transactions contemplated by this Agreement, including, without limitation, the fees and expenses of their respective counsel and financial advisors.

         10.2 Transfer Taxes. All stamp, transfer, documentary, sales, use, registration and other such taxes and fees (including any penalties and interest incurred in connection with this Agreement and the transactions contemplated hereby (collectively, the "Transfer Taxes") shall be paid by Buyer, and Buyer shall, at its own expense, procure any Share transfer stamps required by, and properly file on a timely basis all necessary tax returns and other documentation with respect to, any Transfer Tax and provide to Sellers evidence of payment of all Transfer Taxes.

         10.3 Notification. Until the Closing, Buyer shall promptly inform Sellers in writing of any material variances discovered by Buyer or its representatives in the representations and warranties of Sellers contained in this Agreement. BUYER SHALL BE DEEMED TO WAIVE ANY CLAIM OR RIGHT OF OFFSET WITH RESPECT TO ANY SUCH VARIANCE OR DEFICIENCY OF WHICH IT HAS KNOWLEDGE PRIOR TO THE CLOSING.

         10.4 Governing Law. The interpretation and construction of this Agreement, and all matters relating hereto, shall be governed by the laws of the State of California applicable to contracts made by California residents and to be performed entirely within the State of California. All actions with respect to the obligations of the parties hereto must be brought in the appropriate forum at Los Angeles, California.

         10.5 "Person" Defined. "Person" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or other department or agency thereof.

         10.6 Captions. The Article, Section and Schedule captions used herein are for reference purposes only, and shall not in any way affect the meaning or interpretation of this Agreement.

         10.7 Publicity. Except as otherwise required by law or regulation, neither of the parties hereto shall issue any press release or make any other public statement, in each case relating to or connected with or arising out of this Agreement or the matters contained herein, without obtaining the prior written approval of the other party to the contents and the manner of presentation and publication thereof except for required government filings. The requirements of this Section 8.7 shall be in addition to those included in the Confidentiality Agreement.

         10.8 Third Party Beneficiaries. Each party hereto intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any Person other than the parties hereto.

         10.9 Notices. Any notice or other communications required or permitted hereunder shall be sufficiently given if delivered in person or sent by telecopy or by registered or certified mail, postage prepaid, addressed as follows: if to Buyer, Stone Pine Atlantic LLC, 410 17th Street, Suite 400, Denver, Colorado 80202, Attn: Donald Jackson; and if to Cable, to Angeles Metal Trim Co., Inc., 4915 East Sheila Street, Los Angeles, California 90040, FAX number (213)266-2921, Attention: D.K. Cable; with a copy to Eli B. Dubrow, Esq., Harrington, Foxx,

Dubrow & Canter, 611 W. Sixth Street, 30th Floor, Los Angeles, CA 90017, FAX number (213) 622-4158; or such other address or number as shall be furnished in writing by any such party, and such notice or communication shall be deemed to have been given as of the date so delivered, sent by telecopy or mailed.


         10.10 Parties in Interest. This Agreement may not be transferred, assigned, pledged or hypothecated by any party hereto, other than by operation of law. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

         10.11 Counterparts. This Agreement may be executed in two or more counterparts, all of which taken together shall constitute one instrument.

         10.12 Entire Agreement. This Agreement, including the Schedules and other documents referred to herein which form a part hereof, and the Confidentiality Agreement, contain the entire understanding of the parties hereto with respect to the subject matter contained herein and therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter other than the Confidentiality Agreement.

         10.13 Amendments. This Agreement may not be changed orally, but only by an agreement in writing signed by the parties hereto. Any provision of this Agreement can be waived, amended, supplemented or modified by written agreement of the parties hereto.

         10.14 Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof will not in any way be affected or impaired thereby.

         10.15    LIQUIDATED DAMAGES.  THE PARTIES HERETO, BEFORE ENTERING
THIS AGREEMENT, HAVE BEEN CONCERNED WITH THE FACT THAT SUBSTANTIAL DAMAGES WILL BE SUFFERED BY SELLERS IN THE EVENT THAT BUYER SHOULD FAIL TO COMPLETE THE PURCHASE OF SHARES ACCORDING TO THE TERMS OF THIS AGREEMENT. WITH THE FLUCTUATION IN VALUES, THE HIGHLY UNPREDICTABLE STATE OF THE ECONOMY, AND THE PERIOD OF TIME BETWEEN THIS AGREEMENT AND THE CLOSING OF THE TRANSACTION AND OTHER FACTORS WHICH DIRECTLY OR INDIRECTLY EFFECT THE VALUE OF THE SHARES AND THE CONTINUING OPERATIONS OF THE SELLERS, IT IS AGREED THAT IT WOULD BE EXTREMELY DIFFICULT TO ASCERTAIN THE AMOUNT OF DAMAGES WHICH WOULD BE SUFFERED BY SELLERS IN THE EVENT OF BUYERS' FAILURE TO PURCHASE THE SHARES UNDER THE TERMS OF THIS AGREEMENT. BUYER AND SELLERS HAVING MADE A DILIGENT ENDEAVOR TO ASCERTAIN THE ACTUAL COMPENSATORY DAMAGES WHICH SELLERS WOULD SUFFER IN THE EVENT OF BUYER'S FAILURE TO PURCHASE THE SHARES, HEREBY AGREE THAT THE REASONABLE ESTIMATE OF SAID DAMAGES IS THE AMOUNT OF THE DOWN PAYMENT, PLUS ANY INTEREST WHICH MAY ACCRUE THEREON. IN THE

EVENT THE PURCHASE OF SHARES BY THE BUYER IS CANCELED OR TERMINATED BY REASON OF BUYERS'S BREACH AND/OR DEFAULT OF THIS AGREEMENT, SELLERS SHALL BE ENTITLED TO AND MAY RETAIN THE AMOUNT OF THE DOWN PAYMENT TOGETHER WITH ANY INTEREST ACCRUED THEREON AS LIQUIDATED DAMAGES. THE AMOUNT OF THE LIQUIDATED DAMAGES HAS BEEN ESTABLISHED BY THE PARTIES AS THE AMOUNT OF THE MONETARY DAMAGES SELLERS MAY SUFFER BASED SOLELY UPON A FAILURE OF BUYERS TO PURCHASE THE SHARES AND SELLERS SHALL BE ENTITLED TO RECOVER NO OTHER DAMAGES FROM BUYER. SELLERS HEREBY RELEASE BUYER AND AGREE THAT NO OTHER DAMAGES WILL BE SOUGHT BY SELLER BASED SOLELY UPON A FAILURE BY BUYER TO PURCHASE THE SHARES. THE PARTIES HERETO EXPRESSLY UNDERSTAND AND AGREE TO THE FOREGOING PROVISIONS RELATED TO LIQUIDATED DAMAGES.


--------------------------              ----------------------------

10.16 This document may be executed in counterparts all of which may be deemed a fully executed document.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement after due consideration of the liquidated damages clause hereinabove, and the Shareholders acknowledgement and disclaimer set forth below to be duly executed as of the day and year first above written.

                                         Buyer:

                                         ANGELES ACQUISITION CO.


                                         By: /s/ Jeffrey R. Leach
                                            ----------------------------------
                                               Name:  Jeffrey R. Leach
                                               Title: President

                                         Sellers:

                                         ANGELES METAL TRIM CO., INC.,
                                         A California corporation


                                         By: /s/ D.K. Cable
                                             ----------------------------------
                                              Name:  D.K. Cable
                                              Title: Chairman

                                         CALIFORNIA BUILDING SYSTEMS, INC.,
                                         a Nevada corporation

                                         By: /s/ D.K. Cable
                                            -----------------------------
                                              Name:  D.K. Cable
                                              Title: Chairman


                                         /s/ D. Kingston Cable
                                         --------------------------------------
                                         D. Kingston Cable, an Individual


                                         Stock Certificate No.(s)

                                         --------------------------------------

                                         Number of Shares:
                                                           -------------------
SHAREHOLDERS:

Each of the following Shareholders acknowledges and agrees to Article I and
Section 2.2(a) of the foregoing Stock Purchase Agreement ("Agreement") but specifically disclaims any obligations or liability (joint, several or otherwise) for any other covenants, agreements, representations or warranties contained in the Agreement, including but not limited to the representations and warranties of Sellers set forth in Article III and the agreements of Sellers set forth in Article V. By execution of the Agreement above, Buyer acknowledges and agrees that notwithstanding the definition of "Sellers" set forth in the introductory paragraph of the Agreement, the following Shareholders will not be deemed included within the term "Sellers" except for purposes of Article I and Section 2.2(a) of the Agreement. The Shareholders further acknowledge that the Purchase Price for the Stock shall be paid to the Trust Account of Harrington, Foxx, Dubrow & Canter for the benefit of the Stockholders.

Cable and the Shareholders agree to reimburse the Company (based on their individual proportionate ownership) for legal and accounting fees and expenses paid by the Companies, if any, related solely to the preparation, negotiation and drafting of this Agreement for their benefit, which would not otherwise have been paid or incurred by the Companies in the ordinary course of the Companies business.

                                                   ANGELES METAL TRIM CO., INC.

                                                   [SUBSIDIARY]


/s/ Jacob Swarz
-----------------------------------------------------------------
SHAREHOLDER: Jacob Swarz, Trustee Officer
             G.C. Cable Trust

                          STOCK CERTIFICATE NO.:        52
                                                  -----------------------------

                                  NUMBER OF SHARES:     10.5
                                                     --------------------------


/s/ Nancy Jean Lee
-----------------------------------------------------------------
SHAREHOLDER: Nancy Jean Lee

                          STOCK CERTIFICATE NO.:        46
                                                  -----------------------------

                                  NUMBER OF SHARES:     3.5
                                                     --------------------------


/s/ Charles B. Phillips
-----------------------------------------------------------------
SHAREHOLDER: Charles B. Phillips

                          STOCK CERTIFICATE NO.:        42
                                                  -----------------------------

                                  NUMBER OF SHARES:     6
                                                     --------------------------


/s/ Donald Phillips
-----------------------------------------------------------------
SHAREHOLDER: Donald Phillips

                          STOCK CERTIFICATE NO.:        53
                                                  -----------------------------

                                  NUMBER OF SHARES:     3.5
                                                     --------------------------

/s/ Robyn Jean Martin
-----------------------------------------------------------------
SHAREHOLDER: Robyn Jean Martin

                          STOCK CERTIFICATE NO.:         49
                                                  -----------------------------

                                  NUMBER OF SHARES:      4
                                                     --------------------------


/s/ Helen M. Lawlor
-----------------------------------------------------------------
SHAREHOLDER: Helen M. Lawlor

                          STOCK CERTIFICATE NO.:         48
                                                  -----------------------------

                                  NUMBER OF SHARES:      1
                                                     --------------------------

/s/ Valerie Ann Glass
----------------------------------------------------------------
SHAREHOLDER: Valerie Ann Glass

                          STOCK CERTIFICATE NO.:           44
                                                  -----------------------------

                                  NUMBER OF SHARES:         3.5
                                                     --------------------------



/s/ Kathleen Henderson
----------------------------------------------------------------
SHAREHOLDER: Kathleen Henderson

                          STOCK CERTIFICATE NO.:           32
                                                  -----------------------------

                                  NUMBER OF SHARES:         4
                                                     --------------------------


/s/ Daniel Kingston Cable, /s/ Barbara White Cable
----------------------------------------------------------------
SHAREHOLDER: Daniel Kingston Cable, Barbara White Cable

                          STOCK CERTIFICATE NO.:           51
                                                  -----------------------------

                                  NUMBER OF SHARES:         3
                                                     --------------------------



/s/ Daniel Kingston Cable
----------------------------------------------------------------
SHAREHOLDER: Daniel Kingston Cable

                          STOCK CERTIFICATE NO.:           50
                                                  -----------------------------

                                  NUMBER OF SHARES:        95
                                                     --------------------------


/s/ Daniel Kingston Cable, as Custodian
----------------------------------------------------------------
SHAREHOLDER: D.K. Cable as Custodian for Douglas M. Cable

                          STOCK CERTIFICATE NO.:           33
                                                  -----------------------------

                                  NUMBER OF SHARES:         4
                                                     --------------------------



/s/ Daniel Kingston Cable, as Custodian
----------------------------------------------------------------
SHAREHOLDER: D.K. Cable as Custodian for Ann C. Cable

                          STOCK CERTIFICATE NO.:           34
                                                  -----------------------------

                                  NUMBER OF SHARES:         4
                                                     --------------------------